AGREEMENT AND FIRST AMENDMENT TO
STANDARD INDUSTRIAL/COMMERCIAL
SINGLE -TENANT LEASE AGREEMENT

This AGREEMENT AND FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE ("Agreement") is made entered into this 30th day of May, 2013, by and between Metropolis Gardens, LLC, a California limited liability company and Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation ("Lessee"). Lessor and Lessee are sometimes individually referred to herein as a "Party" and collectively as the "Parties."
WHEREAS, Lessor and Lessee are parties to that Standard Industrial/Commercial Single-Tenant Lease Net (the "Existing Lease"), dated November 1, 2008, for the property located at 17872 Cartwright Road, Irvine, CA and more particularly described in the Existing Lease (the "Premises").
WHEREAS, the Expiration Date of the Term under the Existing Lease is October 31, 2015; and
WHEREAS, the Lessor and Lessee have each requested an accommodation to terminate the Lease prior to arrival of the Expiration Date and to otherwise further amend the Existing Lease on the terms and conditions set forth below.

Unless otherwise defined herein, capitalized terms shall have the meaning given to such term in the Existing Lease.
NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the Parties agree to amend the Existing Lease as follows:

1.
This Agreement and the Existing Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Existing Lease, the terms and provisions of this Agreement shall, in all instances, control and prevail. The Existing Lease, as amended by this Agreement, is hereinafter referred to as the "Lease".

2.
Notwithstanding anything to the contrary set forth in the Existing Lease, including without limitation Paragraphs 1.3 and 3.1 thereof, the Parties agree that upon execution of this Agreement (i) the Term shall be amended to five years and three months and (ii) the Expiration Date shall be amended to January 31, 2014. On or before the Expiration Date, the Lessee shall timely surrender the Premises in accordance with the provisions and conditions of Paragraph 7.4(c) of the Lease and, provided Lessee so timely surrenders the Premises and makes the payments as set forth on Schedule 1 attached hereto, shall have no further obligations to Lessor with respect to the Premises.

3.	Paragraph Section 1.6(a) of the Existing Lease is amended as follows:
“Commencing on June 1, 2013, the Base Rent due and payable through the Expiration Date shall be the amount set forth in Schedule 1 attached hereto under the column titled “Revised Base Rent Obligations.”

4.
Paragraph 5 of the Existing Lease is amended to state that the Security Deposit in the amount of $81,104 shall be applied against the Base Rent in the manner set forth on Schedule 1 attached hereto under the column titled “Application of Security Deposit.” Paragraph 5 of the Lease is also amended to provide that the Lessee shall have no obligation to restore or replace any portion of the Security Deposit once such amount has been applied against the Base Rent.

5.
Notwithstanding anything to the contrary set forth in the Existing Lease, during the remaining Term (as such Term is amended by this Agreement), Lessee shall have no obligation to replace any of the Basic Elements of the Premises or contribute any portion of the cost of such replacement should the Lessor elect or be obligated to replace the same, except to the extent that such replacement is necessitated by the negligence or willful misconduct of Lessee or Lessee’s employees, agents, contractors, representatives, licensees, or invitees.

6.	Except as modified by this Agreement, the Existing Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect.

7.	This Agreement shall be governed and construed under the laws of the State of California, without regard to any conflict of law provisions which could apply.

8.	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

9.	This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

The parties hereto have executed this Agreement at the place and on the dates specified above their respective signatures.

LESSOR:	LESSEE:

Metroplis Gardens, LLC, a California	QUANTUM FUEL SYSTEMS
Limited Liability Company	TECHNOLOGIES WORLDWIDE, INC.

By: /s/ Stuart Posnock	By: /s/ Bradley J. Timon
Stuart Posnock, Managing Member	Its: CFO______________

SCHEDULE 1
TO
AGREEMENT AND FIRST AMENDMENT TO
STANDARD INDUSTRIAL/COMMERCIAL
SINGLE -TENANT LEASE AGREEMENT

Month	Period	Scheduled Base Rent	Application of Security Deposit	Base Rent offset	Base Rent deferral	Revised Base Rent Obligations	Payment Date

1	June 2013	$91,283	$(10,138)	$(11,753)	$(10,000)	$59,392	6/1/13
2	July 2013	$91,283	$(10,138)	$(11,753)	$(10,000)	$59,392	7/1/13
3	Aug 2013	$91,283	$(10,138)	$(11,753)	$(10,000)	$59,392	8/1/13
4	Sept 2013	$91,283	$(10,138)	$(11,753)	$(10,000)	$59,392	9/1/13
5	Oct 2013	$91,283	$(10,138)	$(11,753)	$10,000	$79,392	10/1/13
6	Nov 2013	$94,022	$(10,138)	$(11,753)	$10,000	$82,131	11/1/13
7	Dec 2013	$94,022	$(10,138)	$(11,752)	$10,000	$82,132	12/1/13
8	Jan 2014 (terminates Jan 31, 2014)	$94,022	$(10,138)	$(11,752)	$10,000	$82,132	1/1/14

		$738,481	$(81,104)	$(94,022)	$ -	$563,355